UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19, 2013 (April 16, 2013)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{00297184. }

ITEM 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OF A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

            HPIL Holding (the "Company") today announced that on April 16, 2013, the Company determined that its financial statements for the second quarter and third quarter of 2012 (the “Affected Statements”) and will be restated and, accordingly, should no longer be relied upon by investors.

As a result of its annual audit and consultation between the Company’s executive officers, directors, and its outside auditors, the Company discovered that certain assets acquired from a related party were recorded at the estimated fair value of the assets.  Recording assets acquired in a related party transaction at the estimated fair value is not permitted under the generally accepted accounting principles in the United States of America (“GAAP”).  Instead, in these circumstances, GAAP requires assets to be recorded at the current carrying value of the seller in the transaction.  The Company expects that the restatement will reduce previously reported total assets and total stockholders’ equity (deficit) by approximately twenty-five million dollars.

The Company’s financial statements for the fiscal year ending December 31, 2012, filed on April 16, 2013, with the Securities and Exchange Commission (the “SEC”), reflect the results of this transaction in accordance with GAAP.  The Company expects to complete the required restatement of the Affected Statements, in accordance with GAAP, and file amended 10-Q reports reflecting the changes with the SEC no later than May 3, 2013.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

            (d)  Exhibits

Exhibit                       Description

99.1                            Press Release by HPIL Holding, dated April 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: April 19, 2013	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary